EXHIBIT 10.12

CAPITALSOURCE INC.

SECOND AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

AS OF AUGUST 1, 2003

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CAPITALSOURCE INC.

SECOND AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

     CapitalSource Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Second Amended and Restated 2000 Equity Incentive Plan (the “Plan”) as of August 1, 2003, as follows:

1.       PURPOSE

     This Plan is intended to provide incentive to eligible persons to stimulate their efforts toward the continued success of the Company and to operate and manage their businesses in a manner that will provide for the long-term growth and profitability of the Company; and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.       DEFINITIONS

     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

     2.1     “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

     2.2     “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 15) over a performance period of up to and including one year (the fiscal year, unless otherwise specified by the Committee).

     2.3     “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

     2.4     “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

     2.5     “Benefit Arrangement” shall have the meaning set forth in Section 16 hereof.

     2.6     “Board” means the Board of Directors of the Company.

     2.7     “Cause” has the same meaning as provided in the employment agreement between the Service Provider and the Company or any Affiliate of the Company, on the date of Termination of Employment, or if no such definition or employment agreement exists, “Cause” means conduct amounting to (i) fraud or dishonesty against the Company or any Affiliate of the Company, (ii) Service Provider’s willful misconduct, repeated refusal to follow the reasonable directions of a member of the Board or knowing violation of law in the course of performance of the duties of Service Provider’s employment with the Company any Affiliate of the Company, (iii) repeated absences from work without a reasonable excuse, (iv) intoxication with alcohol or drugs while on the Company’s or any Affiliate of the Company’s premises, (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (vi) a material breach or violation of the terms of any employment or other agreement to which Service Provider and the Company, or, if applicable, any Affiliate of the Company are parties.

     2.8     “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     2.9     “Committee” means the Compensation Committee of the Board.

     2.10     “Company” means CapitalSource Inc.

     2.11     “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

     2.12     “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

     2.13     “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Service Provider. If no long-term disability plan or policy was ever maintained on behalf of the Service Provider, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

     2.14     “Dividend Equivalent” means a right, granted to a Grantee under Section 14 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

     2.15     “Effective Date” means the date on which the Stock is sold in the initial public offering pursuant to the agreement between the Company and the underwriter or underwriters managing the Company’s initial public offering of its Stock.

     2.16     “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

     2.17     “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

     2.18     “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

     2.19     “Grant Date” means, as determined by the Board or authorized Committee, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

     2.20     “Grantee” means a person who receives or holds an Award under the Plan.

     2.21     “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

     2.22     “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

     2.23     “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

     2.24     “Option Price” means the purchase price for each share of Stock subject to an Option.

     2.25     “Other Agreement” shall have the meaning set forth in Section 16 hereof.

     2.26     “Outside Director” means a member of the Board who is not an officer or employee of the Company.

     2.27     “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 15) over a performance period of more than one year.

     2.28     “Plan” means this CapitalSource Inc. Amended and Restated 2000 Equity Incentive Plan.

     2.29     “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

     2.30     “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

     2.31     “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

     2.32     “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

     2.33     “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.34     “Service” means service as an employee, officer, Outside Director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, Outside Director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

     2.35     “Service Provider” means an employee, officer or Outside Director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

     2.36     “Stock” means the common stock, par value $.01 per share, of the Company.

     2.37      “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

     2.38     “Stock Unit” means a bookkeeping entry representing the equivalent of a share of Stock, awarded to a Grantee pursuant to Section 11 hereof.

     2.39     “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

     2.40     “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

     2.41      “Ten Percent Stockholder” means an employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

     2.42     “Unrestricted Stock” means an Award pursuant to Section 12 hereof.

3.       ADMINISTRATION OF THE PLAN

     3.1.     Board

     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s amended and restated certificate of incorporation and amended and restated by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s amended and restated certificate of incorporation and amended and restated by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive.

     3.2.      Committee.

     The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the amended and restated certificate of incorporation and amended and restated by-laws of the Company and applicable law. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

     3.3.     Terms of Awards.

     Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

     (i)     designate Grantees,

     (ii)     determine the type or types of Awards to be made to a Grantee,

     (iii)       determine the number of shares of Stock to be subject to an Award,

     (iv)     establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

     (v)       prescribe the form of each Award Agreement evidencing an Award, and

     (vi)     amend, modify, or supplement the terms of any outstanding Award, subject to Section 8.9. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

     The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. Shares issued pursuant to Awards granted in substitution for awards held by employees of a business entity acquired by the Company or an Affiliate shall not count against the shares available for issuance under the Plan. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

     3.4.     Deferral Arrangement.

     The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

     3.5.     No Liability.

     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.      STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 18 hereof, the number of shares of Stock available for issuance under the Plan shall be fourteen million (14,000,000). Notwithstanding the preceding sentence, the aggregate number of shares of Stock which cumulatively may be available for issuance pursuant to Awards other than Awards of Options shall not exceed five million (5,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares or treasury shares. If any shares covered by an Award are not purchased or are forfeited, if an Award is settled in cash or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, cash payment or termination, again be available for making Awards under the Plan. If the Option Price of any Option granted under the Plan, the withholding obligation of any Grantee with respect to an Option pursuant to Section 19.3 or any other payment under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5.       EFFECTIVE DATE, DURATION AND AMENDMENTS

     5.1.     Effective Date.

     The amendment and restatement of the Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the amendment and restatement of the Plan within one year after the Effective Date, any Awards made hereunder after the Effective Date shall be null and void and of no effect.

     5.2.     Term.

     The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

     5.3.     Amendment and Termination of the Plan

     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by applicable law. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.       AWARD ELIGIBILITY AND LIMITATIONS

     6.1.      Service Providers; Outside Directors; Other Persons

     Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any such Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

     6.2.     Successive Awards.

     An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

     6.3.     Limitation on Shares of Stock Subject to Awards and Cash Awards.

     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, but only after such time as the reliance period described in Treas. Reg. Section 1.162-27(f)(2) has expired:

     (i)  the maximum number of shares of Stock subject to Options or SARs that can be issued under the Plan to any person eligible for an Award under Section 6 hereof is two million (2,000,000) in any three consecutive calendar years;

     (ii)  the maximum number of shares that can be issued under the Plan, other than pursuant to an Option, SAR or time-vested Restricted Stock grant to any person eligible for an Award under Section 6 hereof is one million (1,000,000) in any three consecutive calendar years; and

     (iii)  the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Grantee shall be $5,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

     The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 18 hereof.

     6.4.     Limitations on Incentive Stock Options.

     An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

     6.5.      Stand-Alone, Additional, Tandem, and Substitute Awards

     Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.

7.       AWARD AGREEMENT

     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.       TERMS AND CONDITIONS OF OPTIONS

     8.1.     Option Price

     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

     8.2.     Vesting.

     Subject to Sections 8.3 and 18 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option granted under the amended and restatement of the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

     8.3.     Term.

     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

     8.4.     Termination of Service.

     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. An Option that is intended to be an Incentive Stock Option shall no longer exercisable as an Incentive Stock Option ninety (90) days after the termination of the Grantee’s Service.

     8.5.     Limitations on Exercise of Option.

     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option.

     8.6.      Method of Exercise.

     An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised.

     8.7.     Rights of Holders of Options

     Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

     8.8.      Delivery of Stock Certificates.

     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

     8.9.      No Option Repricing.

     Notwithstanding any other provision in the Plan to the contrary, the Option Price of an Option may not be amended or modified after the Grant Date, and an Option may not be surrendered in consideration of or exchanged for cash, a grant of Restricted Stock or a new option having an Option Price below that of the Option which was surrendered or exchanged without approval of the Company’s stockholders.

9.       TRANSFERABILITY OF OPTIONS

     9.1.      Transferability of Options

     Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

     9.2.     Family Transfers.

     If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

10.      STOCK APPRECIATION RIGHTS

     The Board is authorized to grant Stock Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:

     10.1.      Right to Payment.

     A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be fixed at the Fair Market Value of a share of Stock on the date of grant.

     10.2.     Other Terms.

     The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement which may be cash or Stock, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

11.       RESTRICTED STOCK AND STOCK UNITS

     11.1.      Grant of Restricted Stock or Stock Units.

     The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

     11.2.     Restrictions.

     At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 15.1 and 15.2. Notwithstanding the foregoing, Restricted Stock that vests solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date. Restricted Stock for which vesting may be accelerated may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

     11.3.     Restricted Stock Certificates.

     The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company, or his delegate, shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that all such certificates, regardless of whether held by the Secretary, his delegate or delivered to the Grantee, shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

     11.4.     Rights of Holders of Restricted Stock.

     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

     11.5.      Rights of Holders of Stock Units.

               11.5.1.     Voting and Dividend Rights.

     Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

               11.5.2.     Creditor’s Rights.

     A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

     11.6.      Termination of Service.

     Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

     11.7.     Purchase of Restricted Stock.

     The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

     11.8.     Delivery of Stock.

     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Stock Units may also be settled in cash upon the determination of the Board or as specified in the applicable Award Agreement.

12.      UNRESTRICTED STOCK AWARDS

     The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

13.      FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

     13.1.     General Rule.

     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

     13.2.     Surrender of Stock.

     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

     13.3.     Cashless Exercise.

     With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides and subject to compliance with applicable law, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3.

     13.4.     Other Forms of Payment.

     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

14.       DIVIDEND EQUIVALENT RIGHTS

     14.1.      Dividend Equivalent Rights.

     A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

     14.2.     Termination of Service.

     Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

15.       PERFORMANCE AND ANNUAL INCENTIVE AWARDS

     15.1.      Performance Conditions

     The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

     15.2.     Performance or Annual Incentive Awards Granted to Designated Covered Employees

     If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

               15.2.1.     Performance Goals Generally.

     The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

               15.2.2.      Business Criteria.

     One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense and taxes (EBIT), (6) earnings before interest expense, taxes, depreciation and amortization (EBITDA); (7) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on assets, (12) return on capital; (13) return on investment; (14) operating earnings; (15) working capital; (16) ratio of debt to stockholders’ equity, (17) revenue and (18) book value.

               15.2.3.     Timing For Establishing Performance Goals.

     Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

               15.2.4.     Performance or Annual Incentive Award Pool.

     The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

               15.2.5.      Settlement of Performance or Annual Incentive Awards; Other Terms.

     Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

     15.3.     Written Determinations.

     All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     15.4.     Status of Section 14.2 Awards Under Code Section 162(m)

     It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.       PARACHUTE LIMITATIONS

     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding between the Grantee and the Company or any Affiliate that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

17.       REQUIREMENTS OF LAW

     17.1.     General.

     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     17.2.     Rule 16b-3.

     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.      EFFECT OF CHANGES IN CAPITALIZATION

     18.1.     Changes in Stock.

     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option

Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and SARs to reflect such distribution.

     18.2.     Changes in Capitalization; Merger; Liquidation.

     (a)     In the event of a merger, consolidation, reorganization or other Corporate Transaction of the Company, the Board may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or other Corporate Transaction, including, without limitation, the substitution of new awards, the termination or the adjustment of outstanding awards, the acceleration of Awards or the removal of restrictions on outstanding Awards, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Board subsequently may determine in the event of any such transaction.

     (b)     In addition to or instead of any adjustments authorized in Section 18.1(a) above, in the event of a merger, consolidation, reorganization or other Corporate Transaction of the Company, the Board may elect, in its sole discretion, to cancel or repurchase any outstanding Awards issued under the Plan and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of an Award consisting of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of the Stock in connection with such transaction and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the “Option Stock”) multiplied by the amount, if any, by which (I) the formula or fixed price per share of Stock paid to holders of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Option.

     18.3.     Adjustments.

     Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Section 18.

     18.4.     No Limitations on Company.

     The existence of this Plan and the Awards granted pursuant to this Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other act or proceeding.

19.       GENERAL PROVISIONS

     19.1.     Disclaimer of Rights

     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

     19.2.      Nonexclusivity of the Plan

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

     19.3.     Withholding Taxes

     The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

     19.4.     Captions

     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

     19.5.      Other Provisions

     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

     19.6.     Number And Gender

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

     19.7.      Severability

     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     19.8.     Governing Law

     The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

* * *

     The Plan was amended and restated in connection with the Company’s initial public offering. Prior to this amendment and restatement, the Plan was known as the CapitalSource Holdings LLC Amended and Restated 2000 Equity Incentive Plan and awards under the Plan related to units of CapitalSource Holdings, LLC.

     To record adoption of the amendment and restatement of the Plan by the Board as of August 1, 2003, and approval of the amendment and restatement of the Plan by its sole stockholder on August 1, 2003, the Company has caused its authorized officer to execute the Plan.

CAPITALSOURCE INC.

By: Title:	Steven A. Museles Chief Legal Officer and Secretary